APPLICATION

# Fidelity Guaranteed Withdrawal Benefit Annuity

A TAX-DEFERRED VARIABLE ANNUITY

Fidelity Investments Life Insurance Company

# Fidelity Guaranteed Withdrawal Benefit Annuity Application

Complete this application and mail to:

**Fidelity Investments Life Insurance Company Annuity Service Center / P.O. Box 770001 / Cincinnati, Ohio 45277-0050**

Arizona Free Look Provision – When this Contract is issued, you have at least 10 days after you receive it from the Company to examine it. Within those 10 days, you can return the Contract to the Company or its agent for any reason. If you do, the Contract will be canceled. Any purchase payment paid will then be refunded and the Contract will be void from the beginning.

If you have questions about filling out this form, please call a Fidelity Annuity Specialist at 800-544-2442 Monday through Friday, 8 A.M. to 10 P.M. Eastern time.

## 1 CONTRACT OWNER(S)/ANNUITANT(S)

Note: A copy of each Annuitant's driver's license, a valid passport, or a birth certificate must be submitted.

Select one of the below:

A. ☐ Individual Owner – Owner will be Primary Annuitant

B. ☐ Joint Owners (non-IRA only) – Owners will be Primary and Joint Annuitants

C. ☐ Trust – For Contracts owned by a Trust, please complete Trust Information (Section 2) and Annuitant information

The annuitant is the person(s) designated by the Owner(s) whose age and life determine eligibility for benefits under the Guaranteed Withdrawal Benefit for Life provision and the Annuity Income provisions.

**Primary Annuitant**

First Name | MI | Last Name | Social Security/Tax ID Number

Date of Birth (MM/DD/YYYY) | ☐ Male ☐ Female | Retired: ☐ Yes ☐ No If no, occupation? ______

Daytime Phone | Evening Phone | Email

Address

City | State | Zip Code

**Joint Annuitant** *(if applicable, spouse only)*

First Name | MI | Last Name | Social Security/Tax ID Number

Date of Birth (MM/DD/YYYY) | ☐ Male ☐ Female | Retired: ☐ Yes ☐ No If no, occupation? ______

Daytime Phone | Evening Phone | Email

Relationship to the Primary Annuitant

☐ Check here if address is the same as Primary Annuitant

Address

City | State | Zip Code

## 2 TRUST INFORMATION (Complete only for contracts owned by trust)

Trust Name | Tax ID Number

Address

City | State | Zip Code

## 3 INVESTOR PROFILE

If there is a Joint Owner, then include the combined information for both owners. This information is collected for the sole purpose of evaluating the suitability of this product for you and is shared only with Fidelity affiliates to fulfill Fidelity's regulatory obligations.

1. What is the total number of the Owner's and Joint Owner's dependents? Total Dependents: ________

2. What is your risk tolerance/allocation strategy for this investment? (Example portfolios listed to the right.)
   - ☐ Conservative: (20% Equities, 50% Fixed-Income (Bond), 30% Short-Term)
   - ☐ Balanced: (50% Equities, 40% Fixed-Income (Bond), 10% Short-Term)
   - ☐ Growth: (70% Equities, 25% Fixed-Income (Bond), 5% Short-Term)
   - ☐ Aggressive Growth: (85% Equities, 15% Fixed-Income (Bond), 0% Short-Term)

3. What is your annual income (from all sources)?
   - ☐ Less than $50,000
   - ☐ $50,000 – $100,000
   - ☐ Greater than $100,000

4. What is your investment objective for this investment? (Check all that apply.)
   - ☐ Supplement Income
   - ☐ Tax-deferred Accumulation for Retirement
   - ☐ Estate Planning
   - ☐ Other________

5. Are you purchasing this contract for the Guaranteed Withdrawal Benefit for Life feature?
   - ☐ Yes
   - ☐ No

6. What is your time horizon for this investment? (How long do you plan to keep this annuity?)
   - ☐ 0 to 5 Years
   - ☐ 6 to 10 Years
   - ☐ Greater than 10 Years

7. Are you aware of any condition that might shorten your life expectancy?
   - ☐ Yes
   - ☐ No

8. What is your investment experience? (Please enter the number of years experience you have investing in the following.)
   - ☐☐ years in Stocks
   - ☐☐ years in Bonds
   - ☐☐ years in Mutual Funds
   - ☐☐ years in Annuities

9. What is your federal tax bracket?
   - ☐ 10% or Less
   - ☐ 15%
   - ☐ 27%
   - ☐ 30%
   - ☐ 35%+

10. What is your estimated net worth (including real estate, personal property as well as bank account(s), brokerage account(s) and retirement assets, but excluding your primary residence)?
    - ☐ Less than $150,000
    - ☐ $150,000 – $500,000
    - ☐ Greater than $500,000

11. What are your monthly nondiscretionary expenses (such as housing, clothing, food, utilities, taxes, and medical expenses) as a percentage of your monthly income?
    - ☐ Less than 50%
    - ☐ Between 50% and 80%
    - ☐ Greater than 80%

12. What is your total investment in this annuity and all other annuities you own? $___,___,___

13. What is your estimated liquid net worth (the total net value of your cash, mutual funds, and other liquid securities: securities that can be liquidated without incurring substantial penalties such as the 10% premature withdrawal tax penalty or surrender charges)? $___,___,___

14. What is your total investment in annuities as a percentage of your liquid net worth (divide line 12 by line 13)? ______%

15. Have you received a current prospectus for this annuity? ☐ Yes ☐ No

16. Do you understand that withdrawals taken during the first 5 years, in excess of the amounts allowed under the Guaranteed Withdrawal Benefit for Life feature, will be subject to surrender charges? ☐ Yes ☐ No

17. Do you have any existing life insurance policies or annuity contracts? ☐ Yes ☐ No

18. By applying for this annuity contract, do you intend to replace, discontinue, or change an existing life insurance policy or annuity contract? ☐ Yes ☐ No

If you answered yes to either 17 or 18, additional paperwork may be required. Ask your Fidelity Representative for the appropriate forms.

REPLACEMENT PURCHASES ONLY

The replacement or exchange of existing policies or annuity contracts should only occur when it is demonstratively in your best interest. If this is a replacement purchase, please complete the cost benefit analysis below and provide any other reasons in the comment section that demonstrate this product is better suited for you than your existing contract.

| | Existing Contract | Fidelity Annuity |
|---|---|---|
| 1. Annual annuity charge (mortality and expense charge plus administrative charge) | ______ % | single 1.10%<br>joint 1.25% |
| 2. Surrender charge payable to replace existing contract | $ ___ , ___ . ___ | Not Applicable |
| 3. Annual maintenance charge | $ ___ , ___ . ___ | None |
| 4. What is your current account value? | $ ___ , ___ . ___ | Not Applicable |
| 5. What is your guaranteed minimum death benefit value? | $ ___ , ___ . ___ | Not Available |

I understand that I am giving up any death or living benefits provided by my existing contract/policy.

6. Please indicate why you are exchanging your existing annuity to a Fidelity annuity. (Check all that apply)
☐ Cost Savings ☐ Guaranteed Withdrawal Benefit Feature ☐ Customer Service & Convenience ☐ Other (please explain):

Comments: ______________________________

**I have reviewed the above information and to the best of my knowledge and belief it is complete and accurate. I understand that after my purchase of this contract I am free to make exchanges among the subaccounts and that I am solely responsible for choosing the subaccounts in connection with such exchanges.**

FIDELITY REPRESENTATIVE COMMENTS

If (1) the customer has checked any of the shaded boxes; or (2) the customer's total investment in annuities as a percentage of liquid net worth exceeds 50% (Section 3, line 14), then the representative must review those responses with the customer, discuss whether the investment is appropriate, and document below the basis for proceeding with the sale.

Comments: ______________________________

## 4 INVESTMENT OPTION ALLOCATION

Amounts allocated must be in percentages using whole numbers. Sum of all allocations must equal 100%. If the allocation indicated is less than 100%, the remainder will be allocated to the Fidelity VIP Balanced Fund until further instructions are received.

Investment Options Include:

| Fund | Selected Allocation |
|---|---|
| Fidelity VIP FundsManager 60% | _______% |
| Fidelity VIP Balanced Fund | _______% |
| | Total 100% |

**Important Note: Depending on the state in which your Contract is delivered, or your source of funding, your net purchase payment may be invested solely in the Money Market Investment Option for a short period of time after the Contract is issued. If you have questions, please call Fidelity at 800.544.2442.**

## 5 BENEFICIARY(IES)

If you do not designate a beneficiary, the beneficiary will be the estate of the last surviving owner.

For additional space, attach a separate sheet of paper that is signed by the Owner(s).

**Name of Primary Beneficiary(ies)**

| Name | Social Security Number | % | Relationship to Annuitant |
|---|---|---|---|
| ______________________ | Social Security Number | ___.__% | Relationship to Annuitant |
| ______________________ | Social Security Number | ___.__% | Relationship to Annuitant |
| ______________________ | Social Security Number | ___.__% 100% | Relationship to Annuitant |

Note: The percentage allocated to Primary Beneficiary(ies) must add up to 100%.

Name of Contingent Beneficiary(ies)

| Name | Social Security Number | % | Relationship to Annuitant |
|---|---|---|---|
| ______________________ | Social Security Number | ___.__% | Relationship to Annuitant |
| ______________________ | Social Security Number | ___.__% | Relationship to Annuitant |
| ______________________ | Social Security Number | ___.__% 100% | Relationship to Annuitant |

Note: The percentage allocated to Contingent Beneficiary(ies) must add up to 100%.

## 6 PURCHASE PAYMENT METHODS

The sale or liquidation of any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of this product may have tax consequences, early withdrawal penalties, or other costs or penalties as a result of the sale or liquidation. You may wish to consult an independent legal or financial advisor before selling or liquidating any assets and prior to the purchase of any life or annuity products being solicited, offered for sale or sold.

**IRA or Other Pre-Tax Funds**

**If this section is not checked, the contract will be issued as a non-qualified contract.**

I have received, read, and understood the Prospectus and the Disclosure Statement for the IRA. To the extent that a contribution to the IRA includes funds from an employer-sponsored plan, an individual retirement account, and/or another IRA, the contribution qualifies as a tax-free rollover and/or a nontaxable transfer for federal income tax purposes.

☐ **IRA or Other Qualified Pretax Funds**

For IRA or other qualified pre-tax funds, please fill out the attached qualified trustee to trustee transfer or direct rollover form.

**Non-IRA**

☐ **A. Check** for $_,___,___.__ is enclosed and made payable to Fidelity Investments Life Insurance Company. Money orders, cashier's checks, bank drafts, postal money orders, Traveler's Express international money orders, or similar cash-like instruments will *not* be accepted.

☐ **B. From a Fidelity Brokerage Account**

___-______ $_,___,___.__ amount from the core money market account

Account #

☐ **C. Sale of a Fidelity Mutual Fund Account**

| Name of Fund | Account # | | |
|---|---|---|---|
| ________ | ___-______ | ☐ All shares **OR** | ☐ $ _,___,___.__ |
| ________ | ___-______ | ☐ All shares **OR** | ☐ $ _,___,___.__ |

**Total Requested Amount** $_,___,___.__

☐ **D. Exchange from an existing life insurance policy or annuity contract** *(1035 Exchange)* Please provide the information below. This payment method requires additional paperwork. Ask your Fidelity Representative for the appropriate forms.

| Name of Company | Cash Value/Face Amount | Policy # |
|---|---|---|
| ________ | $_,___,___.__ | ________ |
| ________ | $_,___,___.__ | ________ |
| ________ | $_,___,___.__ | ________ |
| ________ | $_,___,___.__ | ________ |

## 7 Systematic Withdrawal Option for Guaranteed Withdrawal Benefit (GWB) Amount

If you wish to start systematic withdrawals, please fill out the attached systematic withdrawal form.

## 8 Agreements Please read this section and sign.

**State Fraud Notices**

**Below are state fraud notices that apply only in certain states. Read the following carefully to see if any apply in your state:**

**Arkansas, Colorado, New Mexico, Pennsylvania, and Washington, DC** – Any person who knowingly and with intent to defraud any insurance company or any other person files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

**California** – For your protection, California law requires the following to appear on this form. Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in a state prison.

**Florida** – Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

**Kentucky** – Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act which is a crime.

**Louisiana** – Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

**Maine** – It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or denial of insurance benefits.

**New Jersey** – Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

**Ohio** – Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

**Oklahoma** – WARNING: Any person who knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for the proceeds of an insurance policy containing any false, incomplete or misleading information is guilty of a felony.

**Tennessee and Washington** – It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines, and denial of insurance benefits.

## Income Tax Withholding Information

I certify under penalties of perjury that:

(1) The number shown on my application is my correct Taxpayer Identification Number (TIN) (or I am waiting for a number to be issued to me);

(2) I am not subject to backup withholding either because: (a) I am exempt from backup withholding, (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. citizen (including a U.S. resident alien).

**Certification instructions:** You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate contributions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement account (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

## Required Distribution

**If you will receive your first Fidelity systematic withdrawals later than April 1 of the year following the year in which you reach the age of 70½, you may purchase Fidelity Guaranteed Withdrawal Benefit Annuity only if you have been satisfying your Minimum Required Distribution (MRD).**

To the extent the source of funds used to purchase this contract is subject to the MRD Rules, I hereby certify that I have withdrawn all required distributions. I release Fidelity Investments Life Insurance Company from responsibility for my compliance with the MRD provisions of the Internal Revenue Code.

## Agreement

Fidelity Investments Life Insurance Company is a Utah-domiciled company.

No registered representative has the authority to modify this agreement or waive any of the Company's rights or requirements. Any change in plan, benefits applied for, amount of annuity, age at issue, or underwriting class must be agreed to in writing. The Company will furnish any information that may be currently required by the insurance supervisory official of the jurisdiction in which this Contract is delivered.

I recognize that neither Fidelity Investments Life Insurance Company nor Fidelity Brokerage Services LLC, Member NYSE, SIPC, is a bank and units of the subaccounts are not backed or guaranteed by any bank or insured by the FDIC.

Annuities are issued by Fidelity Investments Life Insurance Company. **Fidelity Brokerage Services LLC, Member NYSE, SIPC** and Fidelity Insurance Agency, Inc. are the distributors.

IMPORTANT OWNER DISCLOSURE BELOW. PLEASE READ AND VERIFY.

1. **I/we have sufficient liquid funds to satisfy any emergencies and major expenses (medical expenses, college and home improvement) without needing the funds invested in this annuity before age 59½ and in an amount greater than the guaranteed withdrawal benefit amount.**
2. **I/we do not plan to withdraw money from this annuity before age 59½.**
3. **I/we have reviewed the costs and fees associated with the product including administrative charges, mortality and expense risk charges and premium taxes.**[1]
4. **I/we understand that depending on the state in which my/our contract is delivered, or your source of funding, the net purchase payment may be invested solely in the money market investment option for a short period of time after the contract is issued.**

[1]Initial premium purchase (for Non-IRA purchase payments) may be offset by premium taxes in (three) states: 1) Maine (2% of the purchase payment); 2) South Dakota (1.25% of the purchase payment); and 3) Wyoming (1% of the purchase payment). Not applicable for qualified purchase payments.

**ALL PREMIUM CHECKS MUST BE MADE PAYABLE TO FIDELITY INVESTMENTS LIFE INSURANCE COMPANY. DO NOT MAKE THE CHECK PAYABLE TO ANY AGENT. PLEASE DO NOT LEAVE PAYEE BLANK.**

**By signing below, you acknowledge receipt of the prospectus. THE ANNUITY VALUES, WHEN BASED ON THE INVESTMENT OPTIONS, MAY INCREASE OR DECREASE ON ANY DAY DEPENDING UPON THE INVESTMENT PERFORMANCE. No minimum cash surrender value is guaranteed.**

| X | X | X | X |
|---|---|---|---|
| SIGNATURE OF PRIMARY OWNER/TRUSTEE | DATE | SIGNATURE OF JOINT OWNER/CO-TRUSTEE/CO-ANNUITANT (if applicable) | DATE |

**SIGNATURE GUARANTEE REQUIREMENTS (may be required if funding from a Fidelity account)**

If you are funding this contract with proceeds from a Fidelity Account® or the sale of a Fidelity Mutual Fund Account and the ownership of the account differs from this annuity contract, then the owners of the accounts must sign and have their signature guaranteed. A Signature Guarantee must be by a national bank, state-chartered commercial bank, trust company (except a savings bank), or by a member firm of the New York, American, Boston, Midwest, or Pacific Stock Exchange. A notary public cannot provide a signature guarantee.

| X | X | X | X |
|---|---|---|---|
| SIGNATURE OF ACCOUNT OWNER | DATE | SIGNATURE OF JOINT ACCOUNT OWNER (if applicable) | DATE |

| SIGNATURE GUARANTEE/STAMP AND SIGNATURE | SIGNATURE GUARANTEE/STAMP AND SIGNATURE |
|---|---|
| | |

**The Fidelity Representative must certify the following:**

- I certify that to the best of my knowledge and belief, the applicant ☐ **does** OR ☐ **does not** have any existing policies or contracts.
- To the best of my knowledge and belief, this policy ☐ **will** OR ☐ **will not** replace any other insurance or annuity.

THE FIDELITY REPRESENTATIVE AND THE FIDELITY PRINCIPAL MUST SIGN

| X | X | X | X |
|---|---|---|---|
| SIGNATURE OF FIDELITY REPRESENTATIVE | DATE | SIGNATURE OF FIDELITY PRINCIPAL | DATE |

REPRESENTATIVE CODE/FL LICENSE ID# (if applicable)

BRANCH CODE

Fidelity Brokerage Services and Fidelity Insurance Agency distribute the insurance products for insurance companies. They represent insurance companies and receive compensation for services provided on their behalf.